UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 15, 2007
Date of Report (Date of earliest event reported)

SPECTRE TECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	98-0458087
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 110, 174 Wilson Street,
Victoria BC	V9A 7N7
(Address of principal executive offices)	(Zip Code)

(250) 294-0101

Issuer's telephone number
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 3.02 Unregistered Sales of Equity Securities.

Spectre Technology Corporation (the “Company”) has closed a private placement of three million Euros (EUR 3,000,000) in exchange for Seven Million Nine Hundred Eighty Thousand (7,980,000) of its Common shares. This Private Placement represents a per share purchase by the subscriber of fifty cents (USD 0.50) per share. The subscriber to the Private Placement is a large financial institution from Andorra by the name of Andorra Banc Agricol Reig, SA. ( www.andbanc.com ). A commission of 10% of the total amount raised and a grant of One Million Six Hundred Thousand (1,600,000) shares has been has been paid to intermediary parties who helped raise the funds for the Company.

This sale of securities is exempt from registration pursuant to Regulation S under the Securities Act of 1933. No offers or sales were made to United States residents, and the purchaser qualifies under Rule 902 of Regulation S as non-U.S. subscriber. All shares are restricted and are subject to all the regulations of the Rule 144 promulgated under the United States Securities Act of 1933, (the “U.S. Act”).

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description
99.1	Press Release dated April 15, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRE TECHNOLOGY CORP

Date: April 19, 2007	By:	/s/ Alain Ghiai
President